================================================================================
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]    Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                        SCHNITZER STEEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)  Title of each class of securities to which transaction applies:

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       2)  Aggregate number of securities to which transaction applies:

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       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

           ---------------------------------------------------------------------
       4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------
       5)  Total fee paid:

           ---------------------------------------------------------------------

[_]    Fee paid previously with preliminary materials

[_]    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

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       2)  Form, Schedule or Registration Statement No.:

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       3)  Filing Party:

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       4)  Date Filed:

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
                        SCHNITZER STEEL INDUSTRIES, INC.







December 19, 2003




Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of your Company, which will be held on Monday, January 26, 2004 at 8 A.M., local time, at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205.

The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please sign, date and return the enclosed proxy at your earliest convenience. Return of the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.





Sincerely,

/s/ Robert W. Philip

Robert W. Philip
President

                        SCHNITZER STEEL INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JANUARY 26, 2004





The Annual Meeting of Shareholders of Schnitzer Steel Industries, Inc. (the Company) will be held at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205 on Monday, January 26, 2004 at 8 A.M., local time, for the following purposes:

     (1) To elect ten directors each to serve until the next Annual Meeting of Shareholders and until a successor has been elected and qualified;

     (2) To consider a shareholder proposal regarding the composition of the Board of Directors; and

     (3) To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on November 28, 2003 are entitled to notice of and to vote at the meeting or any adjournments thereof.

Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.



By Order of the Board of Directors,

/s/ Ilene Dobrow Davidson

Ilene Dobrow Davidson
Secretary

Portland, Oregon
December 19, 2003

                        SCHNITZER STEEL INDUSTRIES, INC.

                                 PROXY STATEMENT


This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schnitzer Steel Industries, Inc., an Oregon corporation (the Company), to be voted at the Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting.

All proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions thereon. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047, Attention: Ilene Dobrow Davidson, Secretary, or hand-delivered to the Secretary at or before the taking of the vote at the Annual Meeting.

The mailing address of the principal executive offices of the Company is P.O. Box 10047, Portland, Oregon 97296-0047. This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being mailed to shareholders on or about December 19, 2003.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting is November 28, 2003. At the close of business on November 28, 2003, 13,802,020 shares of Class A Common Stock (Class A), par value $1.00 per share, and 6,180,676 shares of Class B Common Stock (Class B), par value $1.00 per share, of the Company (collectively, the Common Stock) were outstanding and entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes with respect to each matter to be voted on at the Annual Meeting.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of August 31, 2003 (unless otherwise noted in the footnotes to the table), by (i) persons known to the Company to be the beneficial owner of more than 5% of either class of the Company's Common Stock,
(ii) each of the Company's directors and nominees for director, (iii) each executive officer of the Company named in the Summary Compensation Table, and
(iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them. Except as noted below, the address of each shareholder in the table is Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047.

=============================================  ============================  ============================
       NAME OF BENEFICIAL OWNER OR                     CLASS A SHARES                CLASS B SHARES
        NUMBER OF PERSONS IN GROUP                 BENEFICIALLY OWNED (1)        BENEFICIALLY OWNED (1)
=============================================  ============================  ============================
                                                    NUMBER        PERCENT         NUMBER        PERCENT
---------------------------------------------  ---------------- -----------  ---------------- -----------
Schnitzer Steel Industries, Inc. Voting Trust
(the Schnitzer Trust)                                                         5,759,970          81.6%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Marilyn S. Easly (2)                                                            776,936 (20)     11.0%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Carol S. Lewis (2)                                                              717,960 (20)     10.2%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Scott Lewis                                        82,430            *
---------------------------------------------  ---------------- -----------  ---------------- -----------
    MANUEL SCHNITZER FAMILY GROUP,
       Carol S. Lewis, Trustee (3)                                            1,367,706          19.4%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Dori Schnitzer (2)                                                              639,946           9.1%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Susan Schnitzer (2)                                                             517,038           7.3%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Jean S. Reynolds (2)                                                            542,862           7.7%
---------------------------------------------  ---------------- -----------  ---------------- -----------
    MORRIS SCHNITZER FAMILY GROUP,
       Dori Schnitzer, Trustee (3)                                            1,344,450          19.0%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Gilbert and Thelma S. Schnitzer (2)                71,317 (4)        *          868,566          12.3%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Kenneth M. and Deborah S. Novack (2)               69,193 (4,5)      *          362,750           5.1%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Gary Schnitzer (2)                                119,194 (6)        *          124,862           1.8%
---------------------------------------------  ---------------- -----------  ---------------- -----------
    GILBERT SCHNITZER FAMILY GROUP,
       Gary Schnitzer, Trustee (3)                                            1,174,236          16.6%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Lois T. Schnitzer (2)                             158,168 (7)       1.3%        416,130           5.9%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Robert W. and Rita S. Philip (2)                  283,858 (8)       2.2%        302,578           4.3%
---------------------------------------------  ---------------- -----------  ---------------- -----------
    LEONARD SCHNITZER FAMILY GROUP,
       Rita S. Philip, Trustee (3)                                            1,873,578          26.5%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Artisan Partners Limited Partnership (13)       1,175,886 (9)       9.4%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Royce & Associates (14)                         1,021,000 (9)       8.2%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Cascade Investment LLC (15)                       990,400 (9)       8.0%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Goldman Sachs Asset Management (16)               709,200 (9)       5.7%
---------------------------------------------  ---------------- -----------  ---------------- -----------
WM Advisors, Inc. (17)                            627,180 (9)       5.0%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Dimensional Fund Advisors, Inc. (18)              624,200 (9)       5.0%
---------------------------------------------  ---------------- -----------  ---------------- -----------
Robert S. Ball                                     10,000            *
---------------------------------------------  ---------------- -----------  ---------------- -----------
William A. Furman                                   7,000            *
---------------------------------------------  ---------------- -----------  ---------------- -----------
Ralph R. Shaw                                      10,000            *
=============================================  ============================  ============================

=============================================  ============================  ============================
       NAME OF BENEFICIAL OWNER OR                     CLASS A SHARES                CLASS B SHARES
        NUMBER OF PERSONS IN GROUP                 BENEFICIALLY OWNED (1)        BENEFICIALLY OWNED (1)
=============================================  ============================  ============================
Barry A. Rosen                                     10,030 (10)       *
---------------------------------------------  ---------------- -----------  ---------------- -----------
Kurt C. Zetzsche                                    8,662 (11)       *
---------------------------------------------  ---------------- -----------  ---------------- -----------
Kelly E. Lang                                       2,000 (12)       *
---------------------------------------------  ---------------- -----------  ---------------- -----------
All directors and executive officers
as a group (15 persons) (2)                       776,035 (19)      5.9%      3,107,088          44.0%
=============================================  ============================  ============================

 *   Less than 1%
(1) Includes, in all cases, shares held by either spouse, either directly or as trustee or custodian. For purposes of this table, Class A shares beneficially owned do not include Class A shares issuable upon conversion of Class B shares.
(2) Except as described below, Class B shares owned by these shareholders are subject to the Schnitzer Trust and represented by voting trust certificates beneficially owned by the shareholders. Class B shares beneficially owned that are not subject to the Schnitzer Trust are as follows:

                  Marilyn S. Easly                                        84,620
                  Carol S. Lewis                                         120,000
                  Dori Schnitzer                                         150,000
                  Susan Schnitzer                                        150,000
                  Jean S. Reynolds                                       100,000
                  Kenneth M. and Deborah S. Novack                       109,000
                  Gary Schnitzer                                         109,000

(3) Class B shares shown in the table as owned by a family group represent the total number of shares subject to the Schnitzer Trust owned by members of the family group. The trustee for each family group has certain voting powers with respect to the family group's shares as described below under "Schnitzer Steel Industries, Inc. Voting Trust and Buy-Sell Agreement."
(4) Includes shares contributed by the shareholders to a foundation for which shareholders serve as trustees.
(5) Includes 29,220 shares subject to options exercisable prior to October 30, 2003.
(6) Consists of 119,194 shares subject to options exercisable prior to October 30, 2003.
(7) Consists of 158,168 shares subject to options exercisable prior to October 30, 2003, which options are held as Personal Representative of the Estate of Leonard Schnitzer.
(8) Includes 281,758 shares subject to options exercisable prior to October 30, 2003.
(9) Beneficial ownership as of November 11, 2003 as reported by the investment manager on Form 13F. Data was obtained from information published by the NASDAQ Stock Market, Inc.
(10) Includes 9,530 shares subject to options exercisable prior to October 30, 2003.
(11) Includes 8,462 shares subject to options exercisable prior to October 30, 2003.
(12) Consists of 2,000 shares subject to options exercisable prior to October 30, 2003.
(13) Artisan Partners Limited Partnership, 875 E. Wisconsin Ave., Suite 800, Milwaukee, WI 53202-5402
(14) Royce & Associates, LLC, 1414 Avenue of the Americas, 9, New York, NY 10019-2578
(15) Cascade Investment L.L.C., 2365 Carillon Point, Kirkland, WA 98033
(16) Goldman Sachs Asset Management, 32 Old Slip, 23rd Floor, New York, NY 10005
(17) WM Advisors, Inc., 1201 Third Ave., 22nd Floor, Seattle, WA 98101-3000
(18) Dimensional Fund Advisors, Inc.,1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401-1038
(19) Includes 623,832 shares subject to options exercisable prior to October 30, 2003.
(20) Includes 313,188 shares held in the Manuel Schnitzer Irrevocable Family Trust for which both Marilyn Easly and Carol Lewis are co-trustees.

SCHNITZER STEEL INDUSTRIES, INC. VOTING TRUST AND BUY-SELL AGREEMENT

VOTING TRUST PROVISIONS. Pursuant to the terms of the Schnitzer Steel Industries, Inc. 2001 Restated Voting Trust and Buy-Sell Agreement dated March 26, 2001 (the Schnitzer Trust Agreement), the beneficial owners of over 80% of the outstanding shares of Class B Common Stock have made their shares subject to the terms of the Schnitzer Steel Industries, Inc. Voting Trust (the Schnitzer Trust). The Schnitzer Trust is divided into four separate groups, one for each branch of the Schnitzer family. Carol S. Lewis, Dori Schnitzer, Gary Schnitzer, and Rita S. Philip are the four trustees of the Schnitzer Trust and each is also the separate trustee for his or her separate family group. Pursuant to the Schnitzer Trust Agreement, the trustees as a group have the power to vote the shares subject to the Schnitzer Trust and, in determining how the trust shares will be voted, each trustee separately has the number of votes equal to the number of shares held in trust for his or her family group. Any action by the trustees requires the approval of the trustees with votes equal to at least 52.5% of the total number of shares subject to the Schnitzer Trust. Before voting with respect to the following actions, each trustee is required to obtain the approval of holders of a majority of the voting trust certificates held by his or her family group: (a) any merger or consolidation of the Company with any other corporation, (b) the sale of all or substantially all the Company's assets or any other sale of assets requiring approval of the Company's shareholders,
(c) any reorganization of the Company requiring approval of the Company's shareholders, (d) any partial liquidation or dissolution requiring approval of the Company's shareholders, and (e) dissolution of the Company. The Schnitzer Trust will terminate on March 26, 2011 unless terminated prior thereto by agreement of the holders of trust certificates representing two-thirds of the shares held in trust for each family group.

PROVISIONS RESTRICTING TRANSFER. The trustees are prohibited from selling or encumbering any shares held in the Schnitzer Trust. The Schnitzer Trust Agreement contains transfer restrictions binding on both holders of voting trust certificates and holders of shares of Class B Common Stock distributed from the Schnitzer Trust, unless such restrictions are waived by the trustees. The Schnitzer Trust Agreement prohibits shareholders who are subject thereto from selling or otherwise transferring their voting trust certificates or their shares of Class B Common Stock except to other persons in their family group or to entities controlled by such persons. Such transfers are also restricted by the Company's Restated Articles of Incorporation. A holder of voting trust certificates is permitted to sell or make a charitable gift of the shares of Class B Common Stock represented by his or her certificates by first directing the trustees to convert the shares into Class A Common Stock, which will then be distributed to the holder free from restrictions under the agreement. Similarly, a holder of Class B Common Stock subject to the transfer restrictions is permitted to sell or make a charitable gift of the holder's Class B Common Stock by first converting the shares into Class A Common Stock, which will then be free from restrictions under the agreement. However, before causing any shares to be converted for sale, a holder must offer the shares (or the voting trust certificates representing the shares) to the other voting trust certificate holders who may purchase the shares at the current market price for the Class A Common Stock or exchange shares of Class A Common Stock owned by them for the Class B Common Stock proposed to be converted.



                              ELECTION OF DIRECTORS

Ten directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his or her successor has been duly elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: Robert S. Ball, William A. Furman, Carol S. Lewis, Scott Lewis, Kenneth M. Novack, Robert W. Philip, Jean
S. Reynolds, Dori Schnitzer, Gary Schnitzer, and Ralph R. Shaw. If any nominee is unable to stand for election, the persons named in the proxy will vote the same for a substitute nominee. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for reelection. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes will have no effect on the results of the vote.

Set forth below is the name, age, position with the Company, present principal occupation or employment and five-year employment history of each of the nominees for director of the Company.

  Name and Year First
    Became Director                 Business Experience                      Age
    ---------------                 -------------------                      ---

    Robert S. Ball       Director of the Company since September 1993.        62
        1993             Since 1982, he has been a partner in the
                         Portland, Oregon law firm of Ball Janik LLP.


  William A. Furman      Director of the Company since September 1993.        58
        1993             Since 1981, he has been President, Chief
                         Executive Officer and a director of The
                         Greenbrier Companies of Portland, Oregon, a publicly held company with subsidiaries, including Gunderson, Inc., engaged in manufacturing, marketing and leasing of railcars and other equipment.


   Carol S. Lewis        Director of the Company since December 1987.         66
        1987             She is the former proprietor of Virginia
                         Jacobs, which had three linen and home
                         accessories stores. From 1991 until 1995, she worked as a marketing and fund-raising consultant. From 1981 until 1991, she worked for Oregon Public Broadcasting, the nonprofit operator of public television and radio in Oregon, most recently as President of the Oregon Public Broadcasting Foundation.


     Scott Lewis         Director of the Company since 1998. Mr. Lewis        44
        1998             is currently a principal in and an
                         environmental design consultant with
                         Brightworks Northwest LLC. He was the former
                         Chief Executive Officer of Help1.com, a
                         business development executive with
                         Conversational Computing Corporation,
                         President of Sora Corporation, and an
                         information technology consultant. Scott
                         Lewis is the son of Carol S. Lewis.


  Kenneth M. Novack      Chief Executive Officer of Schnitzer Investment      57
        1991             Corp. (SIC) since January 2002 and was Chairman
                         of the Board for Lasco Shipping Co.  He was
                         President of SIC from 1991 until 2002 and an Executive Vice President of the Company from
                         1991 until 2003. From 1975 to 1980, he worked for the Company as Vice President and then
                         Executive Vice President. Mr. Novack was also
                         President of SIC from 1978 to 1980. From 1981 until April 1991, he was a partner in the law firm known formerly as Ball, Janik & Novack.
                         Mr. Novack is married to a first cousin of Carol S. Lewis.


  Robert W. Philip       Chief Executive Officer of the Company since         56
        1991             January 2002. He had been President and a
                         director since March 1991, and a Vice
                         President of the Company since 1984 with responsibility for the Company's Metra Steel distribution division from 1984 to the time of its sale in July 1990. Mr. Philip is married to a first cousin of Carol S. Lewis.


  Jean S. Reynolds       Director of the Company since September 1993.        54
        1993             Jean S. Reynolds was previously a marketing
                         and efficiency consultant. She is a first cousin of Carol S. Lewis.

  Name and Year First
    Became Director                 Business Experience                      Age
    ---------------                 -------------------                      ---

   Dori Schnitzer        Secretary of the Company from June 1987 until        50
        1991             June 2000 and became a director in March
                         1991. She also served as corporate counsel of the Company from October 1987 to May 1991.
                         From May 1991 until June 2000, she was the
                         Executive Vice President of Lasco Shipping
                         Co., a subsidiary of Schnitzer Investment
                         Corp. Dori Schnitzer is a first cousin of Carol S. Lewis.


   Gary Schnitzer        Executive Vice President in charge of the            61
        1993             Company's California metals recycling
                         operations since 1980 and a director since
                         September 1993. Gary Schnitzer is a first cousin of Carol S. Lewis.


   Ralph R. Shaw         Director of the Company since September 1993.        65
        1993             Mr. Shaw is President of Shaw Management,
                         Inc., a financial services and venture
                         capital firm.





BOARD OF DIRECTORS INDEPENDENCE AND COMMITTEES

The Board of Directors has determined that Robert Ball, William Furman and Ralph Shaw are "independent directors" as defined in recently-adopted rules of Nasdaq, and has not determined that any other director qualifies as an independent director. Although the new Nasdaq rules generally require Nasdaq-listed companies to have a board of directors comprised of a majority of independent directors, a "controlled company" is exempt from this requirement. The Schnitzer family members who are parties to the Schnitzer Trust are a group of shareholders who collectively hold more than 50% of the voting power of the Company and, accordingly, the Company is an exempt controlled company. The independent directors hold regularly scheduled meetings at which only independent directors are present.

The Company has Compensation and Audit Committees of the Board of Directors. Robert Ball, William Furman, and Ralph Shaw, the three directors who have been determined to be independent directors, are the three members of both the Audit Committee and the Compensation Committee. The Board of Directors has also determined that each of these directors meets all additional independence and financial literacy requirements for Audit Committee membership under Nasdaq rules, and has determined that Mr. Shaw is an "audit committee financial expert" as defined in regulations adopted by the Securities and Exchange Commission.

The principal functions of the Audit Committee are to oversee the accounting and financial reporting processes of the Company and the audits of its financial statements, to appoint, compensate, retain and oversee the independent auditors, to review and approve all audit and non-audit services performed by the independent auditors, and to discuss the results of the audit with the independent auditors. The Board of Directors has adopted a written charter for the Audit Committee.

The Compensation Committee administers the Company's 1993 Stock Incentive Plan and makes recommendations to the Board of Directors regarding compensation for executive officers of the Company. The Company does not have a nominating committee of the Board of Directors at this time, but intends to appoint a nominating committee in 2004. Shareholders who wish to submit names for consideration for Board membership should do so in writing addressed to the Board of Directors, c/o Ilene Dobrow Davidson, Secretary, Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047.

During fiscal 2003, the Board of Directors held 10 meetings, the Audit Committee held 10 meetings and the Compensation Committee held 1 meeting. Each director attended at least 75% of the aggregate number of meetings of the Board and of committees of the Board on which they served.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.



                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company in fiscal 2003 (hereinafter referred to as the Named Executive Officers):

==========================================================================================================
                                                                                Long-Term
                                                 Annual Compensation           Compensation
                                           -------------------------------     -----------
                                                                                 Awards
                                                                               Securities      All Other
             Name and           Fiscal                                         Underlying      Compensa-
        Principal Position       Year       Salary        Bonus      Other     Options (2)     tion (3)
----------------------------- ---------- ------------ ------------ --------- --------------- -------------
Robert W. Philip (1)             2003      $554,808     $836,219                 130,000        $10,000
                              ---------- ------------ ------------ --------- --------------- -------------
  President and                  2002      $453,300     $456,919                                 $9,500
                              ---------- ------------ ------------ --------- --------------- -------------
  Chief Executive Officer        2001      $449,400     $409,488                  89,880         $8,500
----------------------------- ---------- ------------ ------------ --------- --------------- -------------
Gary Schnitzer (1)               2003      $314,532     $226,261                  67,100        $10,000
                              ---------- ------------ ------------ --------- --------------- -------------
  Executive Vice President       2002      $302,959     $160,568                                 $9,500
                              ---------- ------------ ------------ --------- --------------- -------------
                                 2001      $297,712     $130,077                  48,516         $8,500
----------------------------- ---------- ------------ ------------ --------- --------------- -------------
Kurt C. Zetzsche                 2003      $281,663     $164,792                  58,024        $20,000
                              ---------- ------------ ------------ --------- --------------- -------------
  President, Cascade Steel       2002      $269,871                                             $19,000
                              ---------- ------------ ------------ --------- --------------- -------------
  Rolling Mills, Inc.            2001      $267,821     $123,198                  43,644        $17,000
----------------------------- ---------- ------------ ------------ --------- --------------- -------------
Barry A. Rosen (1)               2003      $261,572     $197,314                  53,446        $10,000
                              ---------- ------------ ------------ --------- --------------- -------------
  Vice President, Finance and    2002      $251,462     $129,438                                $ 9,500
                              ---------- ------------ ------------ --------- --------------- -------------
  Chief Financial Officer        2001      $248,401     $113,192                  40,840        $ 8,500
----------------------------- ---------- ------------ ------------ --------- --------------- -------------
Kelly E. Lang                    2003      $176,395     $106,436                   7,000        $10,000
                              ---------- ------------ ------------ --------- --------------- -------------
  Vice President,                2002      $168,467      $68,285                  12,750         $9,500
                              ---------- ------------ ------------ --------- --------------- -------------
  Corporate Controller           2001      $162,000      $62,208                  12,000         $8,500
==========================================================================================================

(1) The amounts in the table do not include the amounts of salary and bonus separately paid by other Schnitzer Group companies to these officers through a reimbursement arrangement under the Shared Services Agreement.

(2) Securities underlying options granted have been adjusted to reflect the 1-for-1 share dividend paid on August 14, 2003.

(3) For fiscal years 2003, 2002, and 2001, All Other Compensation consists entirely of Company contributions to the Company's Supplemental Retirement Plan and Salary Deferral Retirement Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information regarding stock options for Class A Common Stock granted to the Named Executive Officers in the fiscal year ended August 31, 2003.

======================================================================================================
                                 INDIVIDUAL GRANTS
---------------------------------------------------------------------------
                                                                            Potential Realizable Value
                      Number of      Percent of                             at Assumed Annual Rates of
                     Securities    Total Options                             Stock Price Appreciation
                     Underlying      Granted to      Exercise                   for Option Term (2)
                       Options      Employees in    Price Per    Expiration --------------------------
          Name       Granted (1)    Fiscal Year       Share         Date          5%          10%
------------------ -------------- --------------- ------------- ----------- ------------ -------------
Robert W. Philip     90,000 (3)         22.7%         $ 8.88      9/24/12     $502,330    $1,273,002
                     40,000             10.1%         $18.00       6/1/13     $452,804    $1,147,495
------------------ -------------- --------------- ------------- ----------- ------------ -------------
Gary Schnitzer       47,240 (3)         11.9%         $ 8.88      9/24/12     $263,667    $  668,184
                     19,000              5.0%         $18.00       6/1/13     $224,817    $  569,731
------------------ -------------- --------------- ------------- ----------- ------------ -------------
Kurt C. Zetzsche     40,844 (3)         10.3%         $ 8.88      9/24/12     $227,968    $  577,717
                     17,180              4.3%         $18.00       6/1/13     $194,479    $  492,849
------------------ -------------- --------------- ------------- ----------- ------------ -------------
Barry A. Rosen       37,558 (3)          9.5%         $ 8.88      9/24/12     $209,628    $  531,238
                     15,888              4.0%         $18.00       6/1/13     $179,854    $  455,785
------------------ -------------- --------------- ------------- ----------- ------------ -------------
Kelly E. Lang         7,000              1.8%         $18.00       6/1/13     $ 79,241    $  200,812
================== ============== =============== ============= =========== ============ =============

(1) Each option was granted on the date 10 years prior to the expiration date shown in the table. Options become exercisable over five years, 20% per year from the date of grant.
(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.
(3) The Compensation Committee normally makes option grants to Company executives at the same time as grants made to other Company employees, which traditionally takes place in the fourth quarter of each fiscal year. However, grants made to the indicated executives in 2002 were not made until the first month of fiscal 2003; thus, two grant dates occurred in fiscal 2003 for these executives.


EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of August 31, 2003 regarding equity compensation plans approved by the shareholders and equity compensation plans that were not approved by the shareholders.

===============================  =======================  ====================  ========================
                                           (a)                     (b)                    (c)
                                                                                 Number of securities
                                 Number of securities to    Weighted average    remaining available for
                                 be issued upon exercise    exercise price of       future issuance
                                 of outstanding options,  outstanding options,   (excluding securities
      Plan category               warrants and rights     warrants and rights   reflected in column (a))
-------------------------------  -----------------------  --------------------  ------------------------
Equity compensation plans                1,454,184             $10.44                  2,061,432
approved by security holders(1)
-------------------------------  -----------------------  --------------------  ------------------------
Equity compensation plans not
approved by security holders(2)             31,272              $8.71                         --
-------------------------------  -----------------------  --------------------  ------------------------
Total                                    1,485,456             $10.41                  2,061,432
===============================  =======================  ====================  ========================

(1) Consists entirely of shares of Class A Common Stock authorized for issuance under the Company's 1993 Stock Incentive Plan.

(2) Consists of the remaining portion of options issued to a consultant in fiscal 2001. The option was fully vested in September 2001 and expires in September 2005. The option may be exercised on a "net exercise" basis under which the option price is paid by surrendering a portion of the shares to be received on the exercise. Following a change of control of the Company, if any, the consultant may elect to cancel all or any portion of the option in exchange for $1.66 per share covered thereby.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
YEAR-END OPTION VALUES

The following table provides certain information concerning exercises of stock options during the fiscal year ended August 31, 2003 by each of the Named Executive Officers as well as the number and value of unexercised options held by such persons at August 31, 2003.

==================================================================================================
                                                                        Value of Unexercised in the
                                               Number of Unexercised      Money Options at Fiscal
                      Shares                Options at Fiscal Year-End         Year-End (1)
                     Acquired      Value    --------------------------  --------------------------
      Name         on Exercise   Realized   Exercisable  Unexercisable  Exercisable  Unexercisable
-----------------  -----------  ----------  -----------  -------------  -----------  -------------
Robert W. Philip     171,400    $2,791,103    263,758        192,360    $ 3,744,053  $   2,822,748
-----------------  -----------  ----------  -----------  -------------  -----------  -------------

Gary Schnitzer       146,380    $1,587,223    109,746        100,760    $ 1,439,122  $   1,490,536
-----------------  -----------  ----------  -----------  -------------  -----------  -------------

Kurt C. Zetzsche     147,220    $1,436,327        294         88,304    $     5,306  $   1,309,886
-----------------  -----------  ----------  -----------  -------------  -----------  -------------

Barry A. Rosen(2)    171,804    $1,274,316     28,438         81,530    $   412,389  $   1,209,418
-----------------  -----------  ----------  -----------  -------------  -----------  -------------

Kelly E. Lang         23,750    $  223,900         --         30,000             --  $     418,150
==================================================================================================

(1) Aggregate value of shares covered by in the money options at August 31, 2003, less the aggregate exercise price of such options.

(2) Mr. Rosen transferred certain options to his former spouse during the year ended August 31, 2003. The information shown in this table for Mr. Rosen includes the following related to the former spouse: 61,304 shares acquired on exercise, $404,250 in value realized, 26,420 exercisable but unexercised options at fiscal year-end and $375,964 in value of unexercised in the money exercisable options at fiscal year-end.

DEFINED BENEFIT RETIREMENT PLANS

PENSION RETIREMENT PLAN. The Company's Pension Retirement Plan (the Plan) is a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986 (the Code). All employees (except certain union and on-call employees) of the Company and certain other Schnitzer Group companies are eligible to participate in the Plan after meeting certain service requirements. Generally, pension benefits become fully vested after five years of service and are paid in monthly installments beginning when the employee retires at age 65. Annual benefits equal 2% of qualifying compensation for each Plan year of service after August 31, 1986. Upon their retirement, assuming retirement at age 60 and no increase in annual compensation from current levels, Gary Schnitzer, Robert W. Philip, Barry A. Rosen and Kelly E. Lang would receive annual benefits for life of $43,000, $61,000, $57,000 and $56,000, respectively.

SUPPLEMENTAL EXECUTIVE RETIREMENT BONUS PLAN. The Supplemental Executive Retirement Bonus Plan (the Supplemental Plan) was adopted to provide a competitive level of retirement income for key executives selected by the Board of Directors. The Supplemental Plan establishes an annual target benefit for each participant based on continuous years of service (up to a maximum of 25 years) and the average of the participant's five highest consecutive calendar years of compensation, with certain limitations on bonuses to be included, with the target benefit subject to an inflation-adjusted limit equal to $212,259 in 2003. The target benefit is reduced by 100% of primary social security benefits and the Company-paid portion of all benefits payable under the Company's qualified retirement plans to determine the actual benefit payable under the Supplemental Plan. The actual benefit shall be paid as a straight life annuity or in other actuarially equivalent forms. Benefits are payable under the plan only to participants who terminate employment after age 55 with 10 credited years of service or after age 60. The following table shows the estimated annual target benefits under the Supplemental Plan, before the reductions based on social security and Company-paid retirement benefits, for executives who retire at age 60 (the normal retirement age under the Supplemental Plan) with various levels of pay and service, based on the 2003 value for the inflation-adjusted cap.

===============================================================================
  Highest Consecutive                   Credited Years of Service
   Five-Year Average       ----------------------------------------------------
Qualifying Compensation        10            15            20            25
-----------------------    ----------    ----------    ----------    ----------
      $200,000               $52,000       $78,000      $104,000      $130,000
-----------------------    ----------    ----------    ----------    ----------
      $250,000               $65,000       $97,500      $130,000      $162,500
-----------------------    ----------    ----------    ----------    ----------
      $300,000               $78,000      $117,000      $156,000      $195,000
-----------------------    ----------    ----------    ----------    ----------
      $350,000               $84,903      $127,355      $169,807      $212,259
-----------------------    ----------    ----------    ----------    ----------
      $400,000               $84,903      $127,355      $169,807      $212,259
===============================================================================

As of December 31, 2002, Gary Schnitzer, Robert W. Philip and Barry A. Rosen had 39, 32 and 22 years of service, respectively, and highest consecutive five-year average qualifying compensation of $371,000, $777,000 and $390,000, respectively. For Mr. Philip and Mr. Rosen, the compensation differs significantly from that shown in the Summary Compensation Table because benefits under the Supplemental Plan are based on total qualifying compensation received from all Schnitzer Group companies.

DIRECTOR COMPENSATION
Directors who are not employees of Schnitzer Group companies receive an annual fee of $20,000 plus $1,200 for attending each Board meeting or committee meeting held other than on the same day as a Board meeting and are reimbursed for expenses incurred attending Board and committee meetings. Committee chairs receive an annual retainer of $3,500. Beginning June 2004, the directors will participate in the Company's 1993 Stock Incentive Plan and will each receive an annual grant of 3,000 stock options that will vest annually over five years with a term of ten years. The option exercise price will be based upon the closing price of the Company's Class A shares on the date of grant. Directors may elect to receive annual compensation in stock options in lieu of cash compensation based on the Black-Scholes option pricing model as a basis for exchange.


                              CERTAIN TRANSACTIONS

The Company is part of the Schnitzer Group of companies, all of which are controlled by members of the Schnitzer family. Other companies in the group include: Schnitzer Investment Corp. (SIC), engaged in the real estate and shipping agency businesses; Liberty Shipping Group LLC (LSGLLC) and its manager LSGGP LLC (LSGGP), engaged in the ocean shipping business; and Island Equipment Company, Inc. (IECO), engaged in various businesses in Guam and other South Pacific islands. Lasco Shipping Co. (LSC) and its wholly-owned subsidiary, Trans-Pacific Shipping Co. (TPS), were formerly part of the Schnitzer Group, but were sold by the Schnitzer family in December 2003.

The Company leases certain properties used in its business from SIC. These properties and certain lease terms are set forth in the following table:

===============================================================================
                                                                   EXPIRATION
             PROPERTY                            ANNUAL RENT       OF LEASES
--------------------------------------       -------------------  -------------
Corporate Headquarters                           $  319,000           2014
--------------------------------------       -------------------  -------------
Metals Recycling Operations:
 Portland facility and marine terminal            1,834,000           2063
--------------------------------------       -------------------  -------------
       Total                                     $2,153,000
===============================================================================

The lease for the Portland metals recycling operation (the "Portland Metals Recycling Lease") was signed in 1988. In accordance with the lease terms, the rent payable under the lease was adjusted on September 1, 2003 to $1,834,000 per year and is scheduled to adjust every five years thereafter. The adjustment made on September 1, 2003 was based on an analysis of market rates performed by independent experts and consultations with independent counsel and was approved by the Company's independent directors. In 2018 and every fifteen years thereafter, adjustments to appraised fair market rent for the leased property will likewise be made. Intervening rate adjustments will be based on the average of the percentage increases or decreases in two inflation indexes over the five years prior to the applicable adjustment date.

In August 2003, the Company entered into a new agreement with SIC for the lease of its administrative offices in conjunction with a reconfiguration of the space it occupies. The rent, according to the new agreement, was based on an analysis of market rates performed by independent experts and consultations with independent counsel and was approved by the Company's independent directors.

Until August 2003, the Company leased the property upon which its Sacramento operation is located from SIC. Upon expiration of the lease in August 2003, the Company purchased the property from SIC. The purchase price of $1.1 million was determined by an independent appraisal and was approved by the Company's independent directors.

Periodically, the Company charters vessels from LSC and TPS at market rates to transport recycled metal to foreign markets. The number of vessels chartered varies from year to year depending on ship availability, size and age of the vessel and the quoted price in comparison to other open market rates. In fiscal 2003, the Company incurred a total of $1.9 million for charters and related expenses.

The Company provides management and administrative services to, and in some cases receives services from, SIC, LSGLLC, LSGGP, and IECO pursuant to a Second Amended Shared Services Agreement, as amended as of September 1, 1994. The agreement provides that all service providing employees, except executive officers, are charged out at rates based on the actual hourly compensation expense to the Company for such employees (including fringe benefits and bonuses) plus an hourly charge for reimbursement of space costs associated with such employees, all increased by 15% as a margin for additional overhead and to cover capital employed. The Company independently determines the salaries to pay its executive officers, and the other companies reimburse the Company fully for salaries and related benefits the other companies decide to pay, plus the hourly space charge and the 15% margin. Under the agreement, the Company independently determines the amount of bonus to pay to each of its employees, and the other companies reimburse the Company fully for any bonuses the other companies decide to pay. The agreement also provides for the monthly payment by these related parties to the Company of amounts intended to reimburse the Company for their proportionate use of the Company's telephone and computer systems. The Company provided management and administrative services to LSC and TPS until their sale in December 2003. Net charges by the Company to the related parties under the agreement in fiscal 2003 totaled $0.9 million.

Pursuant to a policy adopted by the Board of Directors, all transactions with other Schnitzer Group companies require the approval of a majority of the independent directors or must be within guidelines previously established by them.


           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the Committee) is composed of three outside directors. The Committee is responsible for developing and making recommendations to the Board with respect to the Company's compensation policies and the levels of compensation to be paid to executive officers. In addition, the Committee has sole responsibility for the administration of, and the grant of stock options and other awards under, the Company's 1993 Stock Incentive Plan, as amended.

The objectives of the Company's executive compensation program are to attract and retain highly qualified executives, and to motivate them to maximize shareholder returns by achieving both short-term and long-term strategic Company goals. The three basic components of the executive compensation program are base salary, annual bonus dependent on corporate financial performance and stock option grants.

BASE SALARY

The Company's salary revisions generally become effective in June of each year. For purposes of determining the executive officers' salaries effective June 2003, the Committee considered the improvement in the Company's results in relation to the Company's peers, the metals recycling and steel industries in general, economic conditions and executive performance.

ANNUAL BONUSES

During fiscal 2001, the Company adopted the Schnitzer Steel Industries, Inc. Economic Value Added Bonus Plan (the Plan). The Plan provides for cash awards based on improvements in Economic Value Added (EVA(R)). EVA is a measure of operating profit after deductions for income taxes and the estimated weighted average cost of the Company's debt and equity capital. The EVA bonus plan is based on three key concepts: 1) an individual's target bonus, 2) a bonus multiple based on the calculated variance from expected EVA, which is based upon the prior year's actual EVA plus a pre-determined improvement factor and 3) an individual's bonus bank. Target bonuses are stated as a percentage of the annual salary for each executive officer. The target bonuses for the executive officers were developed in part from recommendations of the consultants engaged to assist the Company in implementing the Plan. The expected EVA improvement from year to year is a fixed amount that is adjusted only when significant changes in the Company's capital structure or business occur or during periodic plan recalibrations. The executive officers' bonuses under the Plan will be greater than their stated target bonuses if the Company's EVA exceeds the predetermined EVA, i.e., the prior year's EVA plus the expected EVA improvement. Likewise, bonuses will be lower than the target, and can be negative, if the Company's EVA results are less than the expected EVA. Under the Plan, the bonus an individual earns is credited to a bonus bank. The bonus available to be paid to the individual for a fiscal year is equal to the amount of the bonus bank balance, up to the target bonus for that fiscal year, plus one-third of the bonus bank balance in excess of the target bonus. No bonus is paid when the bonus bank balance is negative and negative bonus bank balances are carried forward to offset future bonuses earned. There is no cap on the bonus awards that can be achieved for superior levels of EVA improvement and similarly there is no floor on how negative the bonus bank can reach for sub-par performance. Bonuses are also based on the performance of specified EVA centers and/or the consolidated EVA results of the Company. The EVA centers represent various geographic areas or divisions within the Company. While the EVA bonuses for certain executive officers are based solely on the consolidated EVA results of the Company, other officers' bonuses are based partially on the results of the EVA center for which they have primary responsibility and partially on the consolidated EVA results of the Company.

The Committee believes that EVA improvement in excess of that expected provides the best operating performance measure of shareholder returns in excess of the cost of capital.

The bonus amounts earned by the Chief Executive Officer and the other Named Executive Officers under the Plan for fiscal 2003 are shown in the Summary Compensation Table.

STOCK OPTIONS

The stock option program is the Company's principal long-term incentive plan for executive officers. The objectives of the stock option program are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to create incentives for executives to remain with the Company for the long term. Options are awarded with an exercise price equal to the market price of Class A Common Stock on the date of grant and typically have a term of 10 years.

The Committee has implemented an annual option grant program. Annual awards to the top five executive officers are normally made based on grant guidelines expressed as a percentage of salary. Option grants to executives occurred in June 2003. Moreover, 2002 option grants to certain executive officers did not occur until September 2002 and therefore also fell in fiscal 2003.

Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. In the past, the levels of salary and bonus paid by the Company have not exceeded this limit. In 2003, due to the Company's exceptional EVA performance, the salary and bonus paid to Mr. Philip exceeded $1,000,000. The Committee intends to consider strategies to ensure full deductibility of executive compensation in the future. Under IRS regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of a nonqualified stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company's current policy generally to grant options that meet the requirements of the IRS regulations.


CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Philip assumed the position of Chief Executive Officer effective January 1, 2002 at which time his base salary was unchanged. Mr. Philip was paid a base salary of $554,808 in fiscal 2003, reflecting an increase of approximately 22% over fiscal 2002. When setting the base salary, the Committee took into account the following:

o The increased responsibilities that were assumed when he was appointed Chief Executive Officer,
o Comparison of base salaries, perquisites and incentives for Chief Executive Officers of peer companies,
o    The Company's improving financial performance,
o The assessment by the Committee of Mr. Philip's individual performance and contributions, and
o    Current economic conditions.

The Committee believes that Mr. Philip's annual base salary falls within the competitive range of salaries for similar positions at similar companies.

Mr. Philip's participation in the EVA bonus plan for the last fiscal year was tied to the Company's achievement of pre-established EVA target levels. The Company's fiscal 2003 EVA performance was significantly higher than the pre-established target resulting in a payout of $836,219.

                                                         COMPENSATION COMMITTEE

                                                         Ralph R. Shaw, Chair
                                                         Robert S. Ball
                                                         William A. Furman





                          REPORT OF THE AUDIT COMMITTEE


The Audit Committee has:

-    Reviewed and discussed the audited financial statements with management.

- Discussed with the independent auditors the matters required to be communicated by SAS 61.

- Received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence.

- Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.



                                                         AUDIT COMMITTEE

                                                         Ralph R. Shaw, Chair
                                                         Robert S. Ball
                                                         William A. Furman

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Iron and Steel Industry Group Index for the period commencing on August 31, 1998 and ending on August 31, 2003. The graph assumes that $100 was invested in the Company's Common Stock and each index on August 31, 1998, and that all dividends were reinvested.


=====================================================================================================================
                                    8/31/98      8/31/99       8/31/00       8/31/01        8/31/02        8/31/03
-------------------------------- ------------  -----------  ------------  -------------  -------------  -------------
Schnitzer Steel Industries, Inc.     100.00        119.86        100.81        89.57         132.52         350.59
-------------------------------- ------------  -----------  ------------  -------------  -------------  -------------
Standard & Poors 500 Index           100.00        139.83        162.64       122.98         100.85         113.02
-------------------------------- ------------  -----------  ------------  -------------  -------------  -------------
Standard & Poors Steel Index         100.00        125.92         88.27       104.17          94.74         100.36
=====================================================================================================================


                              SHAREHOLDER PROPOSAL

Cascade Investment, L.L.C., 2365 Carillon Point, Kirkland, Washington 98033, a holder of 694,400 shares of Class A Common Stock, submitted the following resolution (the "Proposal"), for the reasons stated. The Board of Directors recommends a vote AGAINST the Proposal and asks shareholders to read through the Company's response, which follows the shareholder proposal.

PROPOSAL

RESOLVED, that the shareholders request that the Board adopt a policy that a majority of director candidates the Board nominates for election qualify as "Independent." For these purposes, an "Independent" director is one who: (a) is not currently, and has not been within the past three years, an officer or employee of the Company or its affiliates, (b) is not a member of the Immediate Family of an individual who is, or has been within the past three years, employed by the Company or any of its affiliates as an executive officer, (c) is not a director, partner, controlling shareholder or executive officer of any organization (nonprofit or for-profit) to which Schnitzer Steel or its affiliates made or received payments that exceed $200,000, in any of the past three years, and (d) is not employed at another entity where any of Schnitzer Steel's executives serve on that entity's compensation committee. "Immediate Family" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, uncle, aunt, niece, nephew and anyone who resides in such person's home.

SUPPORTING STATEMENT

In the 2003 proxy statement, 81% of the Class A shares that voted approved our proposal that the board of directors be required to nominate a majority of independent directors. Unfortunately, the Schnitzer Trust opposed it and, with its supervoting Class B stock, defeated the proposal.

We passionately believe that a majority of the board of directors needs to be independent and represent the majority economic owners of the Company - the public shareholders - not the Schnitzer Trust.

Recent investor scandals have made investors, the public and even Congress realize the importance of independent directors. Independent directors give investors confidence that a publicly-held corporation is being managed for the benefit of all shareholders, not insiders and controlling shareholders.

In recent years, Schnitzer Steel paid more than $20 million to companies owned and controlled by members of the Schnitzer family under real estate leases, management and administrative services and shipping costs. We don't know the number of Schnitzer family employees.

The Schnitzer extended family holds 8 of 11 director positions. Why should an economic minority have 72% of the directors?

The Schnitzer Trust controls the Company because of supermajority voting rights. Schnitzer's power structure is similar to Adelphia Communications. Adelphia's "supervoting stock" enabled the Rigas' family interest to exercise voting control to elect eight of nine corporate directors, while holding only 12.5 percent of the equity, and steal from shareholders through self-dealing. There is a lesson to be learned by the Adelphia case: an economic minority should not control the board of directors.

Supervoting stock is not incompatible with a majority of independent directors. Both the New York Times and Washington Post companies, with founding families owning supervoting stock but a minority of the economic interest, have a majority of independent directors. If those families can get comfortable with a majority of independent directors, so can the Schnitzer family.

Accordingly, we urge you to VOTE FOR THIS PROPOSAL.


COMPANY RESPONSE AND RECOMMENDATION OF THE BOARD

The Board of Directors recommends a vote AGAINST adoption of the Proposal for the following reasons:

The Proposal is identical to a proposal submitted last year by the same proponent. Of the total Class A and Class B shares outstanding and entitled to vote at last year's meeting, only 35% of the shares were voted in favor of the Proposal and it was defeated both by a majority of the total shares voted and a majority of votes taking into account the 10-for-1 voting power of the Class B stock.

The proponent suggests that a majority of independent directors is needed to ensure that transactions between the Company and other entities controlled by the Schnitzer family are independently reviewed. The Board of Directors currently includes three directors who are not Schnitzer family members and who meet the definition of "Independent Director" set forth in the Proposal. Under the Company's Policy Regarding Transactions with Related Parties adopted in 1993, all transactions between the Company and any entity controlled by the Schnitzer family must be approved by a majority of these independent directors. These independent directors are also the three members of the Company's Audit and Compensation Committees.

The proponent's comparison of the Company to Adelphia Communications is not instructive. Companies with a majority of independent directors have not been immune from corporate scandals. Particularly in light of the Company's longstanding related party transaction policy discussed above, proponent's insinuation that the Company's Board of Directors is more likely to allow dishonest behavior by executives is totally unjustified and blatantly inflammatory.

Schnitzer family shareholders and other public shareholders share substantial common interests. Of the more than 35 Schnitzer family members who are participants in the Schnitzer Trust, only four are in Company management or otherwise employed by the Company. Of the seven Schnitzer family directors, four have no closer family relationship to any Company executive than that of a first cousin. Among Schnitzer family members there is substantial independence from Company management, and family shareholders and public shareholders all have the same interest in being owners of a well-run company that maximizes shareholder returns and value.

After more than a year of proposals, deliberation, public comment, SEC review, reproposals and further deliberation, Nasdaq and the NYSE have recently adopted, and the SEC has recently approved, new corporate governance rules for Nasdaq and NYSE listed companies. Under these new rules, both Nasdaq and the NYSE will soon require public company boards generally to have at least a majority of independent directors. However, both Nasdaq and the NYSE have included in their final rules an exception for "controlled companies," companies like Schnitzer Steel of which more than 50% of the voting power is held by a group. The "controlled company" exception recognizes that controlling shareholders have the right to select directors and control certain key decisions by virtue of their ownership rights. Now that the "controlled company" exception has been approved by the SEC, Nasdaq and the NYSE after extensive review and comment, the Board of Directors believes that this exception represents sound public and corporate policy and has elected to rely on it for compliance with Nasdaq's new corporate governance rules, at least until the Company's 2005 Annual Meeting of Shareholders.

The Board of Directors has not, however, reached a final conclusion regarding reliance on the controlled company exception for the longer term, and expects to consider this issue further over the next year in conjunction with the Schnitzer family. For now, the Company believes that the current composition of the Board of Directors, taken together with the Company's related party transaction policy and Board committee structure, appropriately recognizes the right of controlling shareholders to select a majority of directors while ensuring a strong role for independent directors. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE ADOPTION OF THE PROPOSAL.

Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on the Proposal. The Proposal will be adopted if the votes cast in favor of the Proposal exceed the votes cast against the Proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote. The proxies will be voted for or against the Proposal or as an abstention in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted against the Proposal.


                              INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending August 31, 2004. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

Aggregate fees billed by the Company's principal accountants,
PricewaterhouseCoopers LLP, for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:
                                       FISCAL 2003           FISCAL 2002
                                       -----------           -----------
     Audit Fees (1)                    $   297,250           $   239,950
     Audit-Related Fees (2)                 52,671                    --
     Tax Fees (3)                           71,679               289,712
     All Other Fees                             --                    --
                                       -----------           -----------
     Total                             $   421,600           $   518,062
                                       ===========           ===========

(1) Comprised of the audit of the Company's annual financial statements and reviews of the Company's quarterly financial statements, as well as consents related to and reviews of other documents filed with the Securities and Exchange Commission.
(2) Comprised of acquisition due diligence and consultations regarding financial accounting and reporting.
(3) Comprised of services for tax compliance, tax return preparation, tax advice and tax planning.

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
The Audit Committee reviewed the non-audit services rendered by PricewaterhouseCoopers LLP in and for fiscal 2002 and fiscal 2003 as set forth in the above table and concluded that such services were compatible with maintaining the accountants' independence. Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by the Company's independent accountants must now be approved in advance by the Audit Committee to assure that such services do not impair the accountants' independence from the Company. Accordingly, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the "Policy") which sets forth the procedures and the conditions pursuant to which services to be performed by the independent accountants are to be pre-approved. Pursuant to the Policy, certain services described in detail in the Policy may be pre-approved on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of services that would be included under the categories of Audit Fees, Audit-Related Fees and Tax Fees in the above table as well as services for limited review of actuarial reports and calculations. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent accountants. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee prior to being performed. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee, but may not delegate such authority to management.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 2002 all of its officers, directors and 10% shareholders complied with all applicable
Section 16(a) filing requirements, except that the following individuals filed the indicated number of late reports and total number of late transactions: Gary Schnitzer - three late reports with four late transactions; Kenneth and Deborah Novack - two late reports with two late transactions; Marilyn Easly - one late report with one late transaction; Barry Rosen - two late reports with twelve late transactions; Gilbert Schnitzer - one late report with one late transaction; Alan Davis - one late report with one late transaction; Samantha Davis - one late report with one late transaction; Jean Reynolds - one late report with three late transactions; Leonard Schnitzer - one late report with two late transactions; David Easly - one late report with one late transaction; Robert Philip - two late reports with three late transactions; Terry Glucoft - one late report with one late transaction; Kelly Lang - one late report with one late transaction; Jay Robinovitz - one late report with one late transaction; Kurt Zetzsche - one late report with one late transaction; Jill Schnitzer Edelson - one late report with two late transactions; Gayle Romain - one late report with seven late transactions; Carol Lewis - two late reports with two late transactions.


                  SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Any proposal by a shareholder of the Company to be considered for inclusion in proxy materials for the Company's 2005 Annual Meeting of Shareholders must be received in proper form by the Company at its principal office no later than August 21, 2004.

                             DISCRETIONARY AUTHORITY

Although the Notice of Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this Proxy Statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

For the 2005 Annual Meeting of Shareholders, unless notice of a shareholder proposal to be raised at the meeting without inclusion in the Company's proxy materials is received by the Company at its principal office prior to November 4, 2004, proxy voting on that proposal at the Annual Meeting will be subject to the discretionary voting authority of the Company's designated proxy holders. If timely notice is received by the Company, the designated proxy holders may still have discretionary voting authority over the proposal depending upon compliance by the Company and the proponents with certain requirements set forth in rules of the Securities and Exchange Commission.



                                     GENERAL

The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone or telegram. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

THE COMPANY WILL PROVIDE TO ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, WITHOUT CHARGE, UPON WRITTEN REQUEST TO ITS CORPORATE SECRETARY, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 2003.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors,


/s/ Ilene Dobrow Davidson

Secretary
December 19, 2003




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